UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2011

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Maitland Promenade 1, 485 North Keller Road, Suite 450, Maitland, Florida	32751
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 805-8900

_______________________________________________________
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01	Other Events.

Litigation asserted by Plaintiff Caroline McDonald pending in Superior Court of New Jersey, Union County, Case No. UNN-L-790-09 (the “Litigation”) against The Amacore Group, Inc. (the “Company” or “Amacore”) and Jay Shafer, the Company’s Chief Executive Officer, Clark Marcus, the Company’s former Chief Executive Officer and Chairman of the Board of Directors, and Jerry Katzman, the Company’s former Chief Medical Officer and Director (collectively the “Insured Defendants”) recently settled as to the Insured Defendants.

On October 28, 2011, the full settlement amount was paid to Plaintiff by Amacore’s insurer, XL Specialty Insurance Company (“XL Specialty”) on behalf of the Insured Defendants. In accordance with the settlement agreement, Plaintiff will dismiss the litigation with prejudice as to the Insured Individuals. The litigation remains pending against the Company, only.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: October 28, 2011	By: /s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer and Director